Exhibit 10.2

To:	Greg Bennett
Division:	Support Center
Date:	April 1, 2026
Re:	2026 Base and Incentive Compensation

Your 2026 compensation details are as follows:

2026 Annual Salary:	$1,000,000

2026 Monthly Cell:	$75
2026 AIP Bonus Target:	$3,000,000
2026 LTIP Bonus: Issued in RSUs and PSUs March 2026	$2,250,000

Should you have any questions regarding your compensation package please feel free to contact the HR Department or your manager.

Thank you for your commitment to Smith Douglas Homes.